EXHIBIT 99

For Immediate Release

Thursday, March 3, 2005
Contact: Martha Hill
Director of Investor Relations
703-679-4900

PEC Solutions Announces Accelerated Vesting of Certain “Out-of-the-Money” Stock Options

Fairfax, VA (March 3, 2005) - PEC Solutions, Inc. (NASDAQ NM: PECS) a professional technology services firm specializing in high-end e-Government solutions, today announced it has accelerated the vesting of certain unvested and “out-of-the-money” stock options previously awarded to employees, officers and directors of the company under the PEC Solutions, Inc. 2000 Stock Incentive Plan.  An option was considered “out-of-the-money” if the stated exercise price was greater than $11.35, the closing price of PEC’s common stock on Friday, February 25, 2005. The unvested options to purchase approximately 1.3 million additional shares became exercisable as a result of the vesting acceleration. Typically stock options granted at PEC vest fully two years from the date of grant.

The purpose of the accelerated vesting is to enable PEC to avoid recognizing in its income statement compensation expense associated with these options in future periods, upon implementation of FASB Statement No. 123R (Share-Based Payment) in July 2005. The charge to the income statement to be avoided amounts to approximately $9.5 million, before taxes (approximately $5.9 million in 2005, $3.3 million in 2006, $300,000 in 2007, and $35,000 in 2008), based upon value calculations using the Black-Scholes methodology.

According to PEC CEO David Karlgaard, “We believe that accelerating the vesting of these options in advance of the implementation of FAS 123R will benefit PEC and that this action will be appreciated by our employees and by our stockholders.”

About PEC Solutions

PEC, founded in 1985, is a professional services firm that helps government clients harness the power of the Internet and other advanced technologies to improve mission performance.  The company specializes in Web-Enabling Government® by providing secure, interoperable technology solutions for clients in homeland security, criminal justice and intelligence, defense, and civilian agencies within the federal government and at state and local levels.  PEC is based in Fairfax County, Virginia, with offices around the United States.  Visit the company on the Web at www.pec.com.

For more information, contact Martha Hill, PEC Director of Investor Relations, at 703-679-4900.

This press release contains various remarks about future expectations, plans and prospects of PEC Solutions, Inc. (“PEC”) that constitute forward-looking statements for purposes of the safe harbor provisions contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The actual results of PEC may differ materially from those indicated in these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the acquired business will not be integrated successfully into PEC; (ii) the risk that the specific benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition.  Other non-acquisition risks and uncertainties include: PEC’s ability to continue to implement its government technology solutions; PEC’s dependence on the federal government and state and local governments and other federal government contractors as its major customers; timely passage of components of the federal budget; timely obligations of funding by the federal and state governments; PEC’s dependence on procuring, pricing and performing short-term government contracts; PEC’s dependence on hiring and retaining qualified professionals; potential fluctuations in PEC’s quarterly operating results, including seasonal impacts; and PEC’s dependence on certain key employees. For further information about forward-looking statements and other specific risks and uncertainties, please refer to PEC’s recent SEC filings, including the company’s Annual Report on Form 10-K filed with the SEC on March 15, 2004, which are available on the company’s website (www.pec.com).

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